As filed with the Securities and Exchange Commission on December 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shapeways Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1747686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30-02 48th Avenue

Long Island City, NY 11101

(Address of Principal Executive Offices)

SHAPEWAYS, INC. 2010 STOCK PLAN

SHAPEWAYS HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN

SHAPEWAYS HOLDINGS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Greg Kress

Chief Executive Officer

30-02 48th Avenue

Long Island City, NY 11101

(Name and address of agent for service)

(646) 979-9885

(Telephone number, including area code, of agent for service)

Copies to:

Jennifer Walsh Chief Financial Officer 30-02 48th Avenue Long Island City, NY 11101	Hozefa M. Botee, Esq. Jeffrey R. Vetter, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1250 Broadway, 23rd Floor New York, New York 10001 Telephone: (212) 730-8133 Fax: (877) 881-3007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share, reserved for issuance under the Shapeways Holdings, Inc. 2021 Equity Incentive Plan	7,621,401 (2)	$3.71 (3)	$28,275,397.71	$2,621.13
Common Stock, par value $0.0001 per share, reserved for issuance under the Shapeways Holdings, Inc. 2021 Employee Stock Purchase Plan	895,721 (4)	$3.16 (5)	$2,830,478.36	$262.39
Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Shapeways, Inc. 2010 Stock Plan	4,900,493 (6)	$0.62 (7)	$3,038,305.66	$281.66
TOTAL				$3,165.18

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Shapeways Holdings, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”), the Shapeways Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), Shapeways, Inc. 2010 Stock Plan (the “2010 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”).

(2)

Represents shares of Common Stock that may be issued under the Equity Incentive Plan. To the extent that shares previously issued pursuant to awards granted under the 2010 Plan are reacquired by the Registrant after the date of this Registration Statement, or if outstanding awards granted under the 2010 Plan are forfeited, expire or lapse unexercised on or after September 29, 2021, such shares will become available for issuance under the Equity Incentive Plan, subject to the maximum limit set forth in such plan. In general, to the extent that any awards under the Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.

(3)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $3.71 per share represents the average high and low sales prices of the Common Stock as quoted on the NYSE on December 7, 2021.

(4)	Represents shares of Common Stock reserved for issuance under the ESPP.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on December 7, 2021, multiplied by 85%.

(6)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2010 Plan.
(7)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $0.62 per share represents the weighted average exercise price per share of outstanding awards under the 2010 Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)

The Company’s Quarterly Reports on Form 10-Q, filed with the Commission on May  28, 2021, August  13, 2021 and November 15, 2021, respectively (excluding the unaudited financial statements of Galileo Acquisition, Inc. (“Galileo”) included therein, which are comprised of the balance sheets of Galileo as of September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020; the related statements of operations, statements of changes in stockholders’ equity, and statements of cash flows for the three and nine months ended September 30, 2021, the three and six months ended June 30, 2021 and the three months ended March 31, 2021; and the related notes to such financial statements (the “Galileo Unaudited Financial Statements” and, together with the Galileo Audited Financial Statements (as defined below), the “Galileo Financial Statements”));

(2)

The Company’s Current Reports on Form 8-K, filed with the Commission on March 12, 2021, April 28, 2021, April 30, 2021, May  17, 2021, June  1, 2021, September  7, 2021, September  29, 2021, October  5, 2021 (excluding the Galileo Financial Statements incorporated by reference therein), October 13, 2021 and November 15, 2021, respectively;

(3)

The description of the Company’s Common Stock contained its Registration Statement on on Form S-1 (File No. 333-260387), filed with the Commission on October 20, 2021, including any amendment or report filed for the purpose of updating such description; and

(4)

The Company’s Final Prospectus filed with the Commission on October  29, 2021 pursuant to Rule 424(b) promulgated under the Securities Act, as a part of the Registration Statement on Form S-1 (File No. 333-260387) under the Securities Act, initially filed with the Commission on October 20, 2021 (excluding the audited financial statements of Galileo included therein, which are comprised of the balance sheet of Galileo as of December 31, 2020 and 2019; the related statement of operations, statements of changes in stockholders’ equity and statements of cash flows for the year ended December 31 2020, and for the period from July 30, 2019 (inception) through December 31, 2019; the related notes to such financial statements; and the accompanying report of independent registered public accounting firm issued with respect thereto (the “Galileo Audited Financial Statements”)).

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or Securities Act.

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board of Directors.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of Shapeways Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Shapeways Holdings, Inc.’s Current Report on Form 8-K (File No. 01-39092), filed with the SEC on October 5, 2021).

3.2	Bylaws of Shapeways Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Shapeways Holdings, Inc.’s Current Report on Form 8-K (File No. 01-39092), filed with the SEC on October 5, 2021).

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included as part of Exhibit 5.1 hereto).

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Shapeways, Inc.

23.3*	Consent of Briggs & Veselka Co., independent registered accounting firm of Shapeways, Inc.

99.1	Shapeways Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Shapeways Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39092), filed with the SEC on October 5, 2021).

99.2	Shapeways Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to Shapeways Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39092), filed with the SEC on October 5, 2021).

99.3	Shapeways, Inc. 2010 Stock Plan, as amended (incorporated by reference to Exhibit 10.17.4 to Shapeways Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39092), filed with the SEC on October 5, 2021).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 2021.

SHAPEWAYS HOLDINGS, INC.

By	/s/ Greg Kress
Name:	Greg Kress
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Greg Kress and Jennifer Walsh as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Kress Greg Kress	Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2021

/s/ Jennifer Walsh Jennifer Walsh	Chief Financial Officer (Principal Accounting Officer)	December 9, 2021

/s/ Josh Wolfe Josh Wolfe	Director	December 9, 2021

/s/ Robert Jan Galema Robert Jan Galema	Director	December 9, 2021

/s/ Ryan Kearny Ryan Kearny	Director	December 9, 2021

/s/ Patrick S. Jones Patrick S. Jones	Director	December 9, 2021

/s/ Leslie Campbell Leslie Campbell	Director	December 9, 2021

/s/ Alberto Recchi Alberto Recchi	Director	December 9, 2021